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                                                                    Exhibit 23.2


(NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO)


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


We hereby consent to the references to our firm and to the use of our reports effective December 31, 2001, December 31, 2002, and December 31, 2003 in the NEG Operating LLC Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission on or about March 25, 2004.


                                         NETHERLAND, SEWELL & ASSOCIATES, INC.


                                         By: /s/ FREDERIC D. SEWELL
                                            ------------------------------------
                                            Frederic D. Sewell
                                            Chairman and Chief Executive Officer


Dallas, Texas
March 24, 2004